Exhibit 10.2

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

POLSINELLI SHUGHART PC

Attn:  Ryan A. Berry

CityScape

One E. Washington St., Ste. 1200

Phoenix, AZ 85004

[SPACE ABOVE LINE FOR RECORDER’S USE ONLY]

DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION AND PROCEEDS, FIXTURE FILING
AND FINANCING STATEMENT

FROM

AMERICAN WEST POTASH, LLC, AS TRUSTOR
(Delaware Organizational I.D. No. 4878627)

TO FIRST AMERICAN TITLE INSURANCE COMPANY, AS TRUSTEE

FOR THE BENEFIT OF

THE KARLSSON GROUP, INC., AS LENDER

Dated as of August 1, 2012

THIS INSTRUMENT IS TO BE RECORDED IN THE REAL PROPERTY RECORDS OF THE COUNTY RECORDER IN EACH COUNTY WHERE THE LANDS ARE LOCATED AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A FIXTURE FILING AND AS A FINANCING STATEMENT COVERING AS-EXTRACTED COLLATERAL.

DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION AND PROCEEDS,
FIXTURE FILING AND FINANCING STATEMENT

This Deed of Trust, Security Agreement, Assignment of Production and Proceeds, Fixture Filing and Financing Statement (this “Deed of Trust”) is made effective as of the 1st day of August, 2012, by American West Potash, LLC, a Delaware limited liability company (“Trustor”), whose address is c/o Prospect Global Resources, Inc., 1621 18th Street, Suite 260, Denver, CO 80202, Attn. Mr. Pat Avery, as Trustor, in favor of First American Title Insurance Company, a California corporation (“Trustee”), whose address is P.O. Box 2922, Phoenix, AZ 85062, as trustee, for the benefit of THE KARLSSON GROUP, INC., an Arizona corporation and its successors and assigns (“Lender”), whose address is 18 Ozone Avenue, Venice, CA 90291 with reference to the following facts and intentions:

RECITALS:

A.                                    Pursuant to a Membership Interest Purchase Agreement dated as of May 30, 2012 (the “Purchase Agreement”), Lender has extended credit to Prospect Global Resources, Inc., a Delaware corporation (“Borrower”), in the original principal amount of One Hundred Twenty-Five Million Dollars $125,000,000.00 (as the same may be amended, renewed, increased or otherwise modified from time to time, the “Loan”), which Loan is evidenced by that certain Promissory Note (together with all modifications, extensions and renewals, the “Note”) of even date herewith made by Borrower and payable to the order of Lender.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement or Note, as applicable.

B.                                    Trustor has a unity of economic interest with Borrower and will benefit from the extension of credit from Lender to Borrower, and it is in Trustor’s interest that Lender make the Loan to Borrower.

C.                                    Trustor has guaranteed the payment of the Note and the performance of all of Borrower’s other obligations under the Purchase Agreement pursuant to the terms of the Guaranty in favor of Lender of even date herewith (the “Guaranty”).

D.                                    The Note, the Guaranty, this Deed of Trust, the Security Agreement, the Collateral Assignments, the separate Environmental Indemnity Agreement of even date herewith by Borrower and Trustor, as the same may be amended, modified or renewed from time to time, are referred to collectively as the “Loan Documents”).

AGREEMENT:

ARTICLE 1

DEFINITIONS; GRANTING CLAUSES; SECURED INDEBTEDNESS

1.1                               Secured Indebtedness and Obligations.  This Deed of Trust is made to secure the payment of the Note in accordance with its terms and all other sums which may become due from Borrower to Lender pursuant to the Loan Documents, including but not limited to any and all principal, interest and late charges payable pursuant to the Note and all other obligations, liabilities, damages, expenses, and advances due or incurred by Lender in connection with the Loan Documents (collectively, the “Indebtedness”), and to secure the payment and performance of all the covenants and agreements to be performed by Borrower or Trustor in (i) the Loan Documents, (ii) the Purchase Agreement, (iii) the Additional Consideration Agreement, (iv) the Indemnification Agreement dated as of August 1, 2012, executed by Borrower, Trustor and the other parties thereto, and (v) the Letter Agreement dated as of August 1, 2012, by and between Borrower and Lender (collectively with the Indebtedness, the “Obligations”); provided, however that when the Indebtedness is paid in full, this Deed of Trust shall no longer secure the performance of any remaining Obligations.  Subject to the covenant in Section 2.3, so long as there is no uncured Event of Default (as defined herein), this Deed of Trust is not intended to limit Trustor’s ability to engage in reasonable and customary day-to-day operations of the potash mining business.

1.2                               Granting Clause.  For good and valuable consideration, the receipt and sufficiency of which are acknowledged by Trustor, Trustor, subject to the terms and conditions of the Loan Documents, hereby GRANTS, TRANSFERS, BARGAINS, CONVEYS, MORTGAGES and ASSIGNS to Trustee, in trust for the benefit of Lender, with power of sale and right of entry and possession, all of Trustor’s right, title and interest (of whatever kind or character, whether now owned or hereafter acquired by operation of law or otherwise) in the following (collectively, the “Trust Property”):

1.2.1                     (a)                                 The entire fee simple estate in and to lands in Apache County, Arizona that are described in Part I of Exhibit A attached hereto and incorporated herein by reference and all interests therein (but excluding any interest in such lands that is specifically excluded or not described in Exhibit A) (collectively, “Fee Lands”), together with all property, interests and rights of whatever kind of character therein and thereto;

(b)                                 The entire estate in and to or created by the leases described in Part II of Exhibit A (the “Mineral Leases”) covering or relating to all or any portion of the lands described either in Part II of Exhibit A or in the Mineral Leases (collectively, “Leasehold Lands”);

(c)                                  The entire estate in and to or created by the State of Arizona mineral exploration permits described in Part III of Exhibit A (the “Mineral Permits”) covering or relating all or any portion of the lands described either in Part III of Exhibit A or in the Mineral Permits (collectively, “Permitted Lands”); the term “Lands” as used herein means collectively the Fee Lands, the Leasehold Lands and the Permitted Lands, in each case to the extent of Trustor’s interest in such Lands, together with any and all other right, title and interest of Trustor of whatever kind or character in, to and under or that covers, affects or otherwise relates to the Leasehold Lands, Permitted Lands, Mineral Leases or Mineral Permits;

(d)                                 Any and all potash and rock salt naturally occurring within potash deposits and other minerals, whether or not similar to the foregoing minerals, and whether or not found or produced in association therewith, including all existing and future ores, minerals, mineral elements and compounds, veins, lodes and mineral deposits; whether solid, liquid or gaseous; whether organic or inorganic, metallic or nonmetallic, oil and gas, hydrocarbonaceous or non-hydrocarbonaceous; including, without limitation, methane and geothermal steam, geothermal heat and geothermal resources, and all ores and concentrates bearing the same (but excluding, with respect to particular portions of the Lands, those minerals specifically excluded from such portions as specified on Exhibit A or in the Mineral Leases and/or Mineral Permits or held by any third-party including, without limitation, the United States or State of Arizona) located in, on, under or produced from the Lands or pursuant to the Mineral Leases (the “Minerals”);

(e)                                  Any and all agreements, assignments, options, licenses, concessions, profits a prendre, work agreements, joint venture agreements, partnerships (including, without limitation, mining partnerships), exploration agreements, operating agreements, surface use agreements and surface use and damage agreements, subsidence agreements, easements, net profits agreements, royalty agreements, nominee agreements, options, and all other conveyances, transfers, agreements or arrangements (whether mineral or otherwise, whether previously or hereafter made, and whether now or hereafter existing or created) relating to all or any part of the Lands or to any other lands any production from which, or profits or proceeds from such production is attributed to any interest in the Lands of Trustor or to any interest of Trustor therein described in Exhibit A including, without limitation, the agreements described in Part IV of Exhibit A, together with all rentals, royalties and other rights of Trustor thereunder (collectively, the “Related Agreements”);

1.2.2                     All right, title and interest of Trustor, including any after-acquired title or reversion, now or at any time hereafter existing, in and to all highways, roads, ways, streets, avenues, alleys and other public, private or state-owned thoroughfares, or rights-of-way located upon or bordering on or adjacent to the Lands or any part thereof;

1.2.3                     All oral and written subleases, licenses and other agreements for the use or occupancy of the whole or any part of the Lands or the rights under the Mineral Leases or Mineral Permits, including, but not limited to, all amendments and supplements thereto, and renewals and extensions thereof, at any time made by Trustor, and all future subleases, licenses and other agreements for the use or occupancy of all or part of the Lands to the extent of Trustor’s interests therein (collectively, the “Subleases”), and all rents, earnings, income, issues, profits, royalties, revenues, insurance proceeds (including but not limited to any policy of insurance covering loss of rents for any cause), whether pursuant to the Subleases or otherwise, and any and all payments in lieu of rent, damages, security deposits, rebates or refunds of impact fees, connection fees, utility costs, taxes, assessments or charges and other monetary benefits now or hereafter derived or accrued from or belonging to the Lands or any part thereof to the extent of Trustor’s interests therein and such other property or right subject to this Deed of Trust (collectively, the “Rents”);

1.2.4                     Any and all title instruments, title opinions, land status reports, title abstracts, title materials and information, files, records, writings, data bases, information, systems, maps, plats, surveys, geological and geophysical (including, without limitation, electrical, electromagnetic, gravity, and seismic), geochemical, geotechnical and radiometric data and information, drilling data, test data, mineral samples (including, without limitation, drill cores), mineral assay reports, interpretative and analytical reports of any kind or nature (including, without limitation, reserve or deposit studies or evaluations), information concerning exploration and development of deposits of Minerals (including information concerning mine operation, shutdown, and closure and concerning reclamation of lands and other resources affected by mining), environmental data and related information and reports and studies, computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software or documentation), trade secrets, business names, trademarks, service marks and the goodwill of the business relating thereto, patented and unpatented inventions, copyrights, lease records (including rental and royalty payment records), permits and records and information concerning compliance with the permits, mine development programs and budgets, financial statements and audits, reclamation plans and related data and reports, information, data and reports relating to or associated with all aspects of all or any portion of the Lands to the extent of all of Trustor’s rights and interests therein, whether owned, licensed or otherwise, any and all contracts and agreements between or among Trustor and any contractor, architect or engineer in connection with the design, construction or operation of any of the Lands, including, without limitation, any contract or agreement executed by Trustor and any landscape architect, civil engineer, electrical engineer, soils engineer, mining engineer, mechanical engineer or other engineer, together with all plans and specifications prepared by any design architect for the construction of any improvements comprising any part of the Lands, and all geological, geophysical, geochemical and geotechnical data, samples and records and other information or data related to the Lands or any other land located within the Holbrook Basin, Arizona, in which Trustor now or hereafter has an interest, whether in the form of a writing, photograph, microfilm or electronic media, including, but not limited to, any computer-readable memory and any computer hardware of software necessary to process such memory (the “Records, Samples and Data”);

1.2.5                     All money, cash, chattel paper, checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit, supporting obligations, instruments, documents, deposit accounts, deposits and credits from time to time whether or not in the possession of or under the control of the Trustor; all monies or other funds or sums at any time on deposit with Lender pursuant to the terms hereof; income, issues, profits, royalties, revenues, and all other monetary benefits now or hereafter derived or accrued from or belonging to the Lands or any part thereof; all contract rights, general intangibles, actions and rights of action, all renewals, extensions and restatements of, modifications, changes, amendments and supplements to, and substitutions for the estates, property, interests and rights described or referred to above, and all additions and accessions thereto; all of the rights, privileges, benefits, hereditaments and appurtenances in any way belonging, incidental or appertaining to the estates, property, interests and rights described or referred to above; all of the proceeds and products of the estates, property, interests and rights described or referred to above, and all supporting obligations ancillary to or arising in any way in connection therewith, with respect to all or any part of said estates, property, interests or rights and, to the extent they may constitute proceeds, instruments, accounts, securities, general intangibles, contract rights and inventory to the extent of Trustor’s rights and interests therein (collectively with the Rents, the “Proceeds of Production”).  Following the receipt of a written demand from Lender after Borrower’s failure to make any payment on the Note when such payment is first due or the occurrence of any event that with the giving of notice or passage of time will constitute an Event of Default, Trustor agrees not to commingle any of the Proceeds of Production with any of its other funds or property and to hold the same upon an express trust for Lender.

1.2.6                     All of Trustor’s right, title and interest (of whatever kind or character, whether now owned or hereafter acquired by operation of law or otherwise) in and to all improvements, including, but not limited to, all structures, railroad spur tracks and sidings, roadways, plants, works and all materials intended for construction, and repairs of such improvements now or hereafter erected thereon, all of which materials shall be deemed to be subject to this Deed of Trust immediately upon the delivery thereof to the Lands, and all fixtures now or hereafter owned by Trustor, and attached to or contained in and used in connection with the Lands, whether or not the same are or shall be attached to any building or buildings in any manner and, without any further act, all extensions, additions, betterments, substitutions and replacements to the foregoing (collectively, the “Improvements”) together with all plans and specifications for the Improvements;

1.2.7                     All fixtures, furniture, furnishings, appliances, equipment, machinery, inventory, goods, supplies and other personal property of every kind and description that are used or purchased for the production, treatment, storage, gathering, transportation, handling, processing, manufacturing, sale or marketing of the Minerals in which Trustor now has or at any time hereafter acquires an interest, whether now or at any time hereafter installed or located in, on or about or used in connection with the Improvements, Lands or any part thereof, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, including underground storage tanks, other storage tanks, computers which operate fueling systems; and electrification equipment and power lines, whether owned individually or jointly with others; it being understood that all of the fixtures, furnishings, appliances, equipment, machinery and other personal property hereinabove described shall be subject to the lien of this Deed of Trust as if covered and conveyed hereby by specific and apt descriptions;

1.2.8                     All insurance policies of any kind maintained in effect by Trustor (including title, liability and casualty insurance, etc.), now existing or hereafter acquired, including but not limited to, any proceeds payable to Trustor pursuant to such policies, and all rights to deposits’ and unearned insurance premiums; and all awards and other compensation, whether heretofore, now or hereafter made, to the Trustor, its respective successors and assigns, for any taking by eminent domain, either permanent or temporary, of all or any part of the Lands or any part thereof and all the properties and rights described above including any awards for any changes of grade of streets, which said proceeds, awards and compensation are hereby assigned to Lender; and

1.2.9                     All other rights, privileges, benefits, hereditaments and appurtenances in any way belonging, incidental or appertaining to the estates, property, interests and rights described or referred to above; all renewals, extensions and restatements of, modifications, changes, amendments and supplements to, and substitutions for the estates, property, interests and rights described or referred to above, and all additions and accessions thereto; and all of the proceeds and products of the estates, property, interests and rights described or referred to above, and all supporting obligations ancillary to or arising in any way in connection therewith, with respect to all or any part of said estates, property, interests or rights and, to the extent they may constitute proceeds, instruments, accounts, securities, general intangibles, contract rights and inventory.

It is understood that all of the forgoing are intended to be one unit and are hereby understood, agreed and declared to form a part and parcel of the Trust Property and to be appropriated to the use of the Trust Property, and shall for the purpose of this Deed of Trust, so far as permitted by law, be deemed to be Lands and covered by the lien of this Deed of Trust, and as to the balance of the properties and rights as aforesaid, this Deed of Trust is also deemed to be a Security Agreement for the purpose of creating a security interest in said properties and rights, which security interest Trustor hereby grants Lender as security for the payment and performance of the Obligations.

1.3                               Future Advances.  This Deed of Trust also secures all future advances made by Lender to Borrower whether or not the advances are made pursuant to a commitment and all future amounts Lender in its discretion may loan to Trustor, together with all interest thereon.

ARTICLE 2

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1                               Representations and Warranties.  Trustor warrants and represents to Lender as follows:

2.1.1                     Title and Authority.

(a)                                 Exhibit A describes, as of the date hereof, all of the land, mineral estates, surface estates and real property leasehold estates, easements, rights-of-way, royalty interests and miscellaneous real property interests owned by Trustor related to the Trust Property in which Trustor owns an interest.  Trustor is the lawful owner of good and marketable title to the Trust Property.  Trustor has the full right, power, and authority, acting alone, to execute and deliver this Deed of Trust to Lender.  The Trust Property is free and clear of all liens and encumbrances other than Permitted Liens (defined below).  Subject to the exception in the preceding sentence, Trustor warrants and will forever defend the title to the Trust Property against the lawful claims of all persons; provided, however, Trustor’s warranty shall exclude and Trustor shall not be responsible to defend title to the Trust Property to the extent of any title claim or defect that is covered by or arises from the conveyance of the Trust Property by Lender to Trustor and the warranty of title provided in connection with such conveyance.

Trustor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender’s own choice.  Trustor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

(b)                                 To Trustor’s knowledge, each of the Mineral Leases (i) is a valid, subsisting lease and is in full force and effect, (ii) is superior and paramount to all other leases, if any, of the mineral estate in the Lands covered thereby, (iii) has been maintained in force, and (iv) is prior to any deed of trust, mortgage or other lien or encumbrance upon the fee interest in such Lands; (v) is assignable without the prior written consent of the lessor or any other third party, subject to the terms and conditions of each Mineral Lease, (vi) no material default has occurred under any such Mineral Lease, nor is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a material default under the terms of such Mineral Lease, and (vii) except for Permitted Liens, the Mineral Leases allow Trustor to explore for, mine, remove and sell all Minerals in and under the Lands described in the Mineral Leases; and Trustor owns all of the interest of the lessee under each Mineral Lease. Each Mineral Lease or a certified copy or memorandum thereof has been recorded in the real property records of the county or counties in which the Lands covered thereby are located.

(c)                                  To Trustor’s knowledge, (i) each of the Mineral Permits is in full force and effect, and (ii) no material default has occurred under any such Mineral Permits, nor is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a material default under the terms of such Mineral Permit.

(d)                                 To Trustor’s knowledge, (i) each Related Agreement described in Part IV of Exhibit A is in full force and effect and no material default thereunder has occurred and is continuing, (ii) each Related Agreement is assignable upon the terms and conditions provided therein, and (iii) there are no operating agreements, equipment leases, production sales, purchase, exchange or processing agreements, transportation or gathering agreements, farm-out or farm-in agreements, disposal agreements, area of mutual interest agreements and other contracts and agreements that cover, affect or otherwise relate to the Lands or the Mineral Leases that have not been disclosed to Lender.

(e)                                  To Trustor’s knowledge, except for the royalty obligations described in Exhibit A, no royalties, overriding royalties or payments out of production exist as a burden on Trustor’s interests in the Lands.

(f)                                   To Trustor’s knowledge, except for Permitted Liens, Trustee and Lender, as the case may be, will obtain, as security for the Obligations a legally valid and binding first perfected lien on, and security interest in, the Trust Property.

“Permitted Liens” means: (i) Liens (as defined in the Pledge Agreement) existing as of the date of the Purchase Agreement, including, without limitation, the items set forth on Schedule 1 hereto, and any purported to be created by the Potash Sharing Agreement described in Part IV of Exhibit A; (ii) Liens imposed by law for taxes that are not yet due; (iii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business; (iv) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business; (v) Liens in favor of vendors of goods on the goods purchased arising as a matter of law securing the payment of the purchase price therefor; (vi) equipment financing Liens of an operating and not a capital nature on the property financed;  (vii) UCC-1 information filings for purported Liens created by operating leases on the property leased; and (viii) Liens affecting the Leasehold Lands created by the lessors under the Mineral Leases or Liens affecting the Permitted Lands created or authorized by the State of Arizona by parties other than Trustor.

2.1.2                     Operations.  The Trust Property has been maintained, operated and developed in a good and workmanlike manner and in conformity in all material respects with all applicable laws, rules, regulations and orders of all federal, state, tribal and local governmental bodies, authorities and agencies and in conformity in all material respects with all leases,

Subleases or other contracts and agreements comprising a part of the Trust Property.  Trustor shall obtain all permits required to maintain and operate the Lands, Mineral Leases and Mineral Permits if, as and when such permits are required.

2.1.3                     Sale of Production.

(a)                                 To Trustor’s knowledge, none of the Trust Property is subject to any contractual or other arrangement whereby payments are made to Trustor other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money.

(b)                                 To Trustor’s knowledge, except as otherwise specifically disclosed to Lender in writing, (i) none of the Trust Property is subject to any contractual or other arrangement for the sale, processing or transportation of production (or otherwise related to the marketing of production) which cannot be canceled on 120 days’ (or less) notice, and (ii) all contractual or other arrangements for the sale, processing or transportation of production (or otherwise related to the marketing of production) are bona fide arm’s length transactions made on the commercially reasonable terms with third parties not affiliated with Trustor.

2.1.4                     Condition of Personal Property.  To Trustor’s knowledge, the inventory, equipment, fixtures and other tangible personal property and fixtures forming a part of the Trust Property are in good repair and condition and are adequate for the normal operation of the Trust Property in accordance with prudent industry standards.

2.1.5                     Consents and Preferential Rights to Purchase.  There are no preferential rights to purchase all or any portion of the Trust Property and there are no rights of third parties to consent to the transfer of all or any portion of the Trust Property, subject to the terms and conditions of the Mineral Permits and the Mineral Leases.

2.1.6                     Federal, State and Tribal Interests Leases.  Trustor is duly qualified to own, hold and operate leases, easements, rights-of-way, mineral agreements and other agreements covering, affecting or otherwise relating to federal, state and tribal lands (including, without limitation, those issued by the Arizona State Land Department, Bureau of Land Management, Bureau of Indian Affairs or allottees of tribal lands).

2.1.7                     Structure and Organizational Identification Number.  Trustor’s exact legal name, identity, company structure and state of organization are correctly reflected in the preamble to this Deed of Trust; Trustor’s organizational identification number is correctly set forth on the first page of this Deed of Trust, and Trustor is organized only in the State of Delaware.

2.1.8                     Sophisticated Trustor.  The proceeds of the Indebtedness secured by this Deed of Trust will not be used for personal, family, or household purposes.  Trustor by reason of its own business and financial experience or that of its professional advisers, has the capacity to protect its own interests in connection with the Obligations secured by this Deed of Trust.

For the purposes of this Section 2.1, the words to “Trustor’s knowledge” or words of similar import shall mean the current actual knowledge of Pat Avery, Wayne Rich and Jonathan Bloomfield, and with a reasonable duty of investigation.

2.2                               Covenants.  Trustor covenants and agrees as follows:

2.2.1                     Payment and Performance.  Except as otherwise provided in this Deed of Trust, Trustor shall pay to Lender all amounts secured by this Deed of Trust as they become due and shall strictly perform all of Trustor’s obligations under the Note, this Deed of Trust, and all other Loan Documents.

2.2.2                     Payment of Taxes.  Trustor shall cause to be paid when due (and in all events prior to delinquency) all real property taxes and assessments, payroll taxes, sales and use taxes, personal property taxes, special taxes, assessments, water charges and sewer service charges levied against or on account of the Trust Property or this Deed of Trust to the extent the same are payable by Trustor pursuant to the terms of the Mineral Leases, Mineral Permits and as applicable to the mineral interests of Trustor in the Fee Lands (collectively, “Taxes”), and shall pay when due all claims for work done on or for services rendered or material furnished to the Trust Property.  Trustor shall maintain the Trust Property free of any liens having priority over or equal to the interest of Lender under this Deed of Trust, except for Permitted Liens or any liens specifically agreed to in writing by Lender.  Trustor shall upon demand furnish to Lender satisfactory evidence of payment of the Taxes and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the Taxes against the Trust Property.  Trustor shall have the right before any delinquency occurs to contest or object to the amount or validity of any Taxes by appropriate proceedings, but this shall not be deemed or construed in any way as relieving, modifying, or extending Trustor’s covenant to pay any such Taxes at the time and in the manner provided in this section, unless Trustor has given prior written notice to Lender of Trustor’s intent to so contest or object to any Taxes, and unless, in Lender’s reasonable discretion, (i) Trustor shall demonstrate to Lender’s satisfaction that the proceedings to be initiated by Trustor shall conclusively operate to prevent the sale of the Trust Property or any part thereof or interest therein to satisfy such Taxes prior to final determination of such proceedings, (ii) Trustor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Lender, or (iii) Trustor shall demonstrate to Lender’s satisfaction that Trustor has provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.

2.2.3                     Effect of New Taxation or Changes in Law Regarding Taxation.  If, by the laws of the United States of America, or of any state, tribal or other governmental authority having jurisdiction over Trustor or the Trust Property, any tax, assessment or governmental charge of any character whatever is due or becomes due on account of this Deed of Trust or the Indebtedness secured hereby, except for income or franchise taxes of Lender, Trustor covenants and agrees to pay any such tax, assessment or governmental charge of any character whatever in the manner required by any such law when the same shall become due.  Trustor further covenants to hold harmless and agrees to indemnify the Lender, its successors or assigns, for, from and against any liability incurred by reason of the imposition of any such tax, assessment or government charge on account of this Deed of Trust or the Indebtedness secured hereby.  If any tax to which this Section 2.2.3 applies is enacted subsequent to the date of this Deed of Trust, this event shall have the same effect as an Event of Default, and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Trustor either pays or causes the tax to be paid before it becomes delinquent or contests the tax as provided below in Section 2.8 and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender; provided, however, that if in the opinion of counsel for the Lender: (a) it might be unlawful to require Trustor to make such payment; or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then the Lender may elect, by notice in writing given to the Trustor, to declare all of the Indebtedness secured hereby to be and become due and payable thirty (30) days from the giving of such notice.

2.3                               Maintenance of Trust Property.  Trustor may engage in reasonable and customary exploration, development, and permitting activities; and, only after the principal amount of the Indebtedness has been reduced to $75,000,000 or less, Trustor may engage in, in addition to the foregoing items, Preparation Activities (as defined herein), but notwithstanding anything in this Deed of Trust to the contrary, until the Indebtedness has been paid in full, Trustor shall not conduct or, to the extent within Trustor’s control, allow any active mining operations involving the excavation for or removal of Minerals from the Lands, without Lender’s prior written consent. Trustor will not do or permit to be done to, in, upon or about any portion of the Trust Property, anything that may in any manner impair the value thereof, or weaken, diminish or impair the security of this Deed of Trust.  “Preparation Activities” shall mean construction and other items performed in preparation for commencement of excavation, and shall include initial grading activities, paving of roads, providing necessary infrastructure, and other such items, but it shall not mean any active mining operations involving excavation or removal of Minerals from the Lands under any circumstances whatsoever.

2.3.1                     Without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned, and except as otherwise provided for herein or under the Loan Documents, Trustor shall not (i) materially amend, modify or otherwise revise any of the Mineral Leases, Mineral Permits or Related Agreements or any other license or other agreement pertaining to the use or occupancy of the Lands; (ii) release, surrender, abandon or forfeit the Trust Property or any part thereof; (iii) sell, convey, assign, lease, sublease, alienate, mortgage or grant security interests in or otherwise dispose of or encumber the Trust Property or any part thereof, except for the Permitted Liens, the liens and security interests created by this Deed of Trust and liens for taxes, assessments and governmental charges not delinquent; or (iv) consent to, permit or authorize any such act by another party with respect to the Lands, the Trust Property or any part thereof.

2.3.2                     Trustor shall promptly pay, when due and payable, all rentals, royalties and all other sums and charges payable with respect to the Trust Property and all expenses incurred in or arising from the operation of the Trust Property.

2.3.3                     Except as otherwise provided for herein or under the Loan Documents, Trustor shall maintain in full force and effect the Mineral Leases, Mineral Permits and Related Agreements and make payments required by and perform and comply with all material terms, provisions, covenants, conditions and agreements imposed upon or assumed by Trustor under any of the Mineral Leases or Mineral Permits, including amendments and supplements thereto.

2.3.4                     Trustor shall promptly notify Lender in writing of the receipt by Trustor of any notice from Lessor under either the Mineral Leases, the Mineral Permits or Related Agreements claiming any default by Trustor in the performance or observance of any of the terms, covenants or conditions on the part of Trustor to be performed or observed, and promptly cause a copy of each such notice received by Trustor to be delivered to Lender.

2.3.5                     Trustor shall furnish to Lender, 10 days prior to the date of renewal of each Mineral Permit, proof of payment of all renewal fees and proof of amount expended for exploration work, if any, under the Mineral Permits.

2.3.6                     Trustor shall execute and deliver, upon request of Lender, such instruments as Lender may deem useful or required to permit Lender to cure any default under each of the Mineral Leases, Mineral Permits and Related Agreements or permit Lender to take such other action as Lender considers desirable to cure any such default and preserve the interest of Lender in the Trust Property.

2.3.7                     Trustor shall, at Trustor’s own expense, (i) keep in full force and effect all licenses, permits, rights-of-way, easements and privileges necessary or appropriate for the proper use and operation of the Trust Property, by the proper payment of all rentals, royalties and other sums due thereunder and the proper performance of all obligations and other acts required thereunder; (ii) cause the Trust Property to be properly maintained and developed for the production of Minerals and protected against erosion or damage in a good and workmanlike manner as a prudent operator would in accordance with good field practice and applicable federal, state, tribal and local laws, rules, regulations and orders; (iii) pay or cause to be paid when due all expenses incurred in connection with such maintenance, development, operation and protection of the Trust Property; (iv) keep all goods, including equipment, inventory and fixtures included in the Trust Property in good and effective repair, working order and operating condition and make all repairs, renewals, replacements, substitutions, additions and improvements thereto and thereof as are necessary and proper; (v) permit Lender, and its respective agents, employees, contractors, designees and consultants, to enter upon the Trust Property during normal business hours and with reasonable advance notice for the purpose of investigating and inspecting the condition and operation of the Trust Property, and do all things necessary or proper to enable Lender to exercise this right whenever Lender so desires; and (vi) do all other things necessary to keep unimpaired Lender’s interests in the Trust Property.

2.4                               Nuisance, Waste.  Trustor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Trust Property or any portion of the Trust Property.  Without limiting the generality of the foregoing, Trustor will not remove, or grant to any other party the right to remove, any timber, Minerals, oil, gas, coal, clay, scoria, soil, gravel or rock products without Lender’s prior written consent.

2.5                               Removal of Improvements.  Trustor shall not demolish or remove any Improvements from the Lands without Lender’s prior written consent.  As a condition to the removal of any Improvements, Lender may require Trustor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

2.6                               Restoration.  Trustor shall promptly repair, restore or rebuild any Improvements now or hereafter on the Lands to the extent of Trustor’s interest in such Improvements which may become damaged or be destroyed by any cause whatsoever (excluding minor inconsequential damage costing less than Fifty Thousand Dollars ($50,000.00) to repair which does not materially impair the value or utility of the Improvements), so that upon completion of the repair, restoration and rebuilding of said Improvements there will not be any liens of any nature arising out of said repair, restoration and rebuilding, and the Trust Property will have a commercial value at least as great as the commercial value of the Trust Property prior to such damage or destruction.

2.7                               Lender’s Right to Enter.  Trustor shall permit Lender to enter the Lands and Improvements at any time upon reasonable advance notice (except in the event of an emergency in which case no notice shall be required), during normal business hours (except in the event of an emergency in which case Lender may enter at any time), and in a manner that does not unreasonably interrupt Trustor’s use and enjoyment of the same for the purpose of inspecting Trustor’s compliance with the terms and provisions of this Deed of Trust.

2.8                               Compliance with Governmental Requirements.  Trustor warrants that the Trust Property and Trustor’s use of the Trust Property materially comply with all applicable laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities, including without limitation, building and zoning ordinances, and Environmental Laws (collectively, “Legal Requirements”).  Trustor shall promptly comply with all Legal Requirements applicable to the Trust Property or Trustor.  Trustor may contest in good faith any Legal Requirement and withhold compliance during any proceeding, including appropriate appeals, so long as Trustor has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interest in the Trust Property are not jeopardized.  Lender may require Trustor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

2.9                               No Encumbrances.  Except as otherwise provided herein or in the Loan Documents, Trustor shall not directly or indirectly, without Lender’s prior written consent, create, incur, permit to exist or assume any mortgage, deed of trust, pledge or other lien or claim for lien or encumbrance upon the Trust Property or any part thereto other than the Permitted Liens.  In the event of the creation, incurrence or existence of any such lien, claim for lien or encumbrance, Trustor shall cause the same to be satisfied or removed, or shall bond over the same to Lender’s satisfaction within ninety (90) days of the creation, incurrence or attachment thereof to the Trust Property.

2.10                        Loss or Damage.  Trustor shall promptly notify Lender in writing of: (a) any loss or damage to any part of the Trust Property that exceeds Fifty Thousand Dollars ($50,000.00) in any single instance; (b) any material change, whether contemplated, pending or final, in the assessment of any part of Trust Property by taxing authorities or in the zoning classification; (c) the actual or, to Trustor’s actual knowledge, threatened commencement of any proceedings under condemnation or eminent domain affecting any part of the Trust Property, including those proceedings relating to severance and consequential damage and change in grade of streets, copies of any and all papers served in connection with any such proceedings to be delivered to Lender upon such service; and (d) any other action, whether contemplated (when known to

Trustor), pending or final, by any public authority or otherwise, that could affect the value of any part of the Trust Property.

2.11                        Changes.  Trustor shall not suffer or permit any change in the general nature of the occupancy of the Trust Property, without the prior written consent of Lender.

2.12                        Entry by Lender; Adverse Possession.  Trustor shall permit Lender to enter the Trust Property at any time upon reasonable advance notice (except in the event of an emergency in which case no notice shall be required), during normal business hours (except in the event of an emergency in which case Lender may enter at any time), and in a manner that does not unreasonably interrupt Trustor’s use and enjoyment of the Trust Property for the purpose of inspecting Trustor’s compliance with the terms and provisions of this Deed of Trust.  Trustor shall not make or permit any use of the Trust Property that could with the passage of time result in the creation of any right of user, or any claim of adverse possession or easement on, to or against any part of the Trust Property in favor of any person or the public.

2.13                        Subleases.  Except as otherwise provided herein or under the Loan Documents, Trustor shall not enter into any sublease, license, or assignment of its rights under the Mineral Leases or Mineral Permits (or any binding letter of intent or binding term sheet with respect thereto) without obtaining the prior written consent of Lender, including, but not limited to, Lender’s approval of the proposed tenant, the proposed guarantor, if any, rental rate, term, the form of the proposed agreement, and the financial statements of the proposed tenant and the proposed guarantor, if required by Lender.

2.14                        Environmental Matters.  Trustor shall pay and perform all of its obligations arising under the Environmental Indemnity Agreement.

2.15                        Insurance.  Trustor shall procure and maintain policies of the insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all structures and fixtures erected or installed upon the Trust Property and all equipment operated or located upon the Trust Property in which Trustor holds an interest in an amount sufficient to avoid application of any coinsurance clause, and with a standard Mortgagee clause in favor of Lender, and a standard Lender Loss Payee clause in favor of Lender.  Trustor shall also procure and maintain comprehensive general liability insurance in an amount of at least Two Million Dollars ($2,000,000.00) per occurrence, with Lender being named as additional insured in such liability insurance policies, which requirement can be met through the utilization of umbrella and excess liability policies.  Additionally, in connection with the Preparation Activities in Section 2.3 above, Trustor shall maintain such other insurance, including but not limited to hazard and business interruption insurance as Lender may reasonably require.  Policies shall be written by such insurance companies and in such form as may be reasonably acceptable to Lender.  Each insurance policy also shall include a provision in favor of Lender will not be impaired in any way by any act, omission or default of Trustor or any other person.  Upon reasonable request of Lender Trustor shall furnish to Lender a report on each existing policy of insurance showing:  (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured; and (e) the expiration date of the policy.

Unless Trustor provides Lender with evidence of the insurance coverage required hereunder before the expiration of any existing policy or policies, Lender may purchase insurance at Trustor’s expense to protect Lender’s interests in the Trust Property.  The insurance shall protect Trustor’s interests. The coverage that Lender purchases may not pay any claim that Trustor makes or any claim that is made against Trustor in connection with the collateral. Trustor may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Trustor has obtained insurance as required by this agreement. If Lender purchases insurance, Trustor shall be responsible for the costs of that insurance, including interest, in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Trustor’s total outstanding balance or obligation. The costs of the insurance purchased by Lender may be more than the cost of the insurance Trustor may be able to obtain.

2.16                        Application of Proceeds of Insurance.  Trustor shall promptly notify Lender of any loss or damage to the Trust Property.  Lender may make proof of loss if Trustor fails to do so within fifteen (15) days of the casualty.  Whether or not Lender’s security is impaired, Lender may, at Lender’s election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Trust Property, or the restoration and repair of the Trust Property.  If Lender elects to apply the proceeds to restoration and repair, Trustor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender.  Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Trustor from the proceeds for the reasonable cost of repair or restoration if Trustor is not in default under this Deed of Trust.  Any proceeds which have not been disbursed within one hundred eighty (180) days after their receipt and which Lender has not committed to the repair or restoration of the Trust Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness.  If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Trustor as Trustor’s interests may appear.

2.17                        Condemnation.  If any proceeding in condemnation is commenced, Trustor shall promptly notify Lender in writing, and Trustor shall promptly take such steps as may be necessary to defend the action and obtain the award.  Trustor may be nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice.  Trustor will deliver or cause to be delivered to Lender such instruments and documentation as may be required by Lender from time to time to permit such participation.  If all or any part of the Trust Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, or if all or any part of the Trust Property is sold in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award or sale be applied to the Indebtedness or the repair or restoration of the Trust Property.  If Lender requires that all or any portion of the net proceeds of the award or sale be applied to the repair or restoration of the Trust Property, and if the net proceeds of the award or sale are insufficient to cover the cost of rebuilding or restoration, Trustor shall pay such cost in excess of the net proceeds of the award before being entitled to any reimbursement out of such net proceeds.  Any surplus which may remain out of such net proceeds after payment of such cost of rebuilding or restoration shall, at the option of Lender, be applied on account of the Indebtedness or be paid to any other party entitled thereto.  In any event, so long as any portion of the Indebtedness remains unpaid, Trustor shall commence rebuilding or restoration of any remaining portion of the Trust Property promptly after the taking and shall diligently pursue the same to completion.  The net proceeds of the award or sale shall mean the award or sale after payment of all reasonable costs, expenses, and attorneys’ fees incurred by Lender in connection with the applicable condemnation or sale in lieu of condemnation.

2.18                        Imposition of Fees and Charges by Governmental Authorities.  Upon request by Lender, Trustor shall execute such documents in addition to this Deed of Trust and take such other actions as requested by Lender to perfect and continue Lender’s Deed of Trust interest in the Lands and lien on any other Trust Property.  Trustor shall reimburse Lender for all expenses incurred in recording, perfecting or continuing this Deed of Trust, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Deed of Trust.

2.19                        Hold Harmless.  Trustor shall indemnify and hold Lender harmless for, from and against all loss, liability, damages, costs and expenses, including reasonable attorney’s fees, incurred by reason of any action, suit, proceeding, hearing, motion or application before any Court or administrative body in and to which Lender may be or become a party by reason hereof, including but not limited to condemnation, bankruptcy, probate and administrative proceedings, as well as any other of the foregoing wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of and the lien created by this Deed of Trust, unless caused by the malicious act or omission or gross negligence of Lender, and all money paid or expended by Lender in that regard, together with interest thereon from date of such payment at the rate set forth in the Note shall be so much additional Indebtedness secured hereby and shall be immediately and without notice due and payable to Lender.

2.20                        Lender’s Performance and Expenditures.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Trust Property or if Trustor fails to comply with any provision of this Deed of Trust or any Loan Documents, including but not limited to Trustor’s failure to discharge or pay when due any amounts Trustor is required to discharge or pay under this Deed of Trust or any Loan Documents, Lender on Trustor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Trust Property and paying all costs for insuring, maintaining and preserving the Trust Property.  Lender shall give Trustor at least ten (10) days’ prior written notice of its intent to do so; provided, however, that if failure to pay such obligation within ten (10) days shall result in an impairment of any of the Trust Property or the Lender’s secured interest and lien therein, no such notice shall be required. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Trustor.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will: (a) be payable on demand; (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either: (i) the term of any applicable insurance policy; or (ii) the remaining term of the Note; or (c) be treated as a balloon payment which will be due and payable upon the maturity of the Note.  This Deed of Trust also secures payments of such amounts.  Such rights shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

2.21                        Lender’s Reliance in Making Payments.  Lender, in making any payment herein and as hereby authorized: (a) relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the validity or accuracy thereof; and (b) relating to any prior lien or title or claim thereof, may do so without inquiry as to the validity or amount of any such prior lien or title or claim which may be asserted; and (c) may do so whenever, in its sole judgment, such payment or payments shall seem necessary or desirable to protect the security created by this Deed of Trust; provided, however, that in connection with any such payment as aforesaid, Lender, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the expense of which shall be repayable by the Trustor upon demand and shall be secured hereby.

2.22                        Acknowledgment by Trustor.  Trustor, within fifteen (15) days after Lender’s request, shall furnish a written statement, duly acknowledged, of the amount due upon this Deed of Trust and whether any alleged offsets or defenses exist against the Indebtedness secured by this Deed of Trust.

2.23                        Books and Records To Be Kept by Trustor.  Trustor will keep accurate books and records in accordance with generally accepted accounting principles consistently applied in which full, true and correct entries shall be promptly made as to all operations on or relative to the Trust Property, and will permit all such books or records to be inspected by Lender and/or its duly authorized representatives at all times during reasonable business hours and if, and as often as, reasonably requested by Lender, Trustor will make reports of operations in such form as Lender prescribes, setting out full data as to the Rents and any other revenues of the Trust Property.

2.23.1              Recording and Filing.

(a)                                 Trustor shall (i) promptly and at Trustor’s own expense, record or file (or cooperate with Lender in its recording or filing) in such offices, at such times and as often as may be necessary, this Deed of Trust and every other instrument in addition or supplemental hereto, including applicable financing statements, as may be necessary to create, perfect, maintain and preserve the first priority of the liens and security interests intended to be created hereby and the rights and remedies of Lender hereunder, (ii) promptly furnish to Lender evidence satisfactory to Lender of all such recordings and filings; and (iii) otherwise do all things necessary or expedient to be done effectively to create, perfect, maintain and preserve the liens and security interests intended to be created hereby as first liens.

(b)                                 Trustor hereby authorizes Lender, at any time and from time to time, to file any initial financing statements, amendments thereto and continuation statements with or without signature of Trustor as authorized by applicable law, as applicable to the Trust Property.  Trustor hereby authorizes Lender to file financing statements with the applicable financing office describing the collateral therein as “All assets of Trustor.” For purposes of such filings, Trustor agrees to furnish any information requested by Lender promptly upon request by Lender.  Trustor also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Deed of Trust.  Trustor hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Trustor or in Trustor’s own name to execute in Trustor’s name any such documents and to otherwise carry out the purposes of this Subsection, to the extent that Trustor’s authorization above is not sufficient.  To the extent permitted by law, Trustor hereby ratifies all acts said attorneys-in-fact shall lawfully do, have done in the past or cause to be done in the future by virtue hereof.

2.24                        Notification of Breach.  Trustor shall promptly notify Lender in writing, not later than five (5) Business Days after any manager of Trustor has knowledge thereof (i) if any representation or warranty of Trustor contained in this Deed of Trust is discovered to be or becomes untrue, or (ii) Trustor fails to perform or comply with any covenant or agreement contained in this Deed of Trust or it is reasonably anticipated that Trustor will be unable to perform or comply with any covenant or agreement contained in this Deed of Trust.  Trustor shall cause all the representations and warranties of Trustor contained in this Deed of Trust to be true and correct in all material respects from time to time and all times.

2.25                        Defense of Title.  If the title or interest of Trustor or Lender to the Trust Property or any part thereof, or the lien or encumbrance created by this Deed of Trust, or the rights or powers of Lender hereunder, shall be attacked, either directly or indirectly, or if any legal proceedings are commenced against Trustor or the Trust Property, Trustor shall promptly give written notice thereof to Lender and at Trustor’s own expense shall take all reasonable steps diligently to defend against any such attack or proceedings, employing attorneys acceptable to Lender.  Lender may take such independent action in connection therewith as it may in its discretion deem advisable, and all costs and expenses, including without limitation, reasonable attorneys’ fees and legal expenses, incurred by or on behalf of Lender in connection therewith shall be a demand obligation owing by Trustor to Lender and shall bear interest at the Default Rate from the date incurred until paid, and shall constitute a part of the Obligations and be indebtedness secured and evidenced by this Deed of Trust.

2.26                        Change in Structure.  Trustor shall not cause or permit any change to be made in its name, address, organizational identity number, or state of organization, unless Trustor shall have notified Lender of such change at least thirty days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of further perfecting or protecting the security interest in favor of Lender in the Trust Property.  In any notice furnished pursuant to this Subsection, Trustor shall expressly state that the notice is required by this Deed of Trust and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Lender’s security interest in the Trust Property.

2.27                        Further Assurances.  Trustor shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, to Lender such other and further instruments and do such other acts as in the reasonable opinion of Lender may be necessary or desirable to effect the intent of this Deed of Trust, promptly upon request of Lender and at Trustor’s expense.

ARTICLE 3

ASSIGNMENT OF RENTS, PRODUCTION AND PROCEEDS OF PRODUCTION

3.1                               Assignment.  Pursuant to Section 1.2, the Granting Clause, of this Deed of Trust, Lender is absolutely assigned and entitled to receive all of the severed and extracted Minerals produced from or allocated or attributed to all of the Trust Property (the “Production”), together with all Rents and Proceeds of Production.  Trustor acknowledges and agrees that said assignment is intended to be an absolute and unconditional assignment and not merely a pledge of or creation of a security interest or an assignment as additional security; provided, however, notwithstanding anything in this Deed of Trust to the contrary, such assignment, transfer and set over of the Rents, Production and Proceeds of Production shall become effective only upon and after the occurrence of an Event of Default, and upon Lender’s election to exercise Trustor’s rights and obligations with respect to the Production as provided herein.  Trustor shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, transfer orders or letters-in-lieu thereof directing all purchasers of all or any part of the Production to make payments directly to Lender and all parties to any Subleases to pay all Rents to Lender.  All parties purchasing, receiving or having in their possession any of the Production or Proceeds of Production are hereby authorized and directed by Trustor to treat and regard Lender as the party entitled in Trustor’s place and stead to receive the Production and all Proceeds of Production; and said parties shall be fully protected in so treating and regarding Lender and shall be under no obligation to see to the application by Lender of any amounts received by it.  Except when there is any uncured Event of Default (defined below) Trustor may deal with the Production in the ordinary course of business and Lender grants Trustor a revocable license to receive all Rents and Proceeds of Production until such time as Lender shall have made written demand therefor.  Such election by Lender shall not in any way waive the right of Lender to demand and receive the Rents, Production and all Proceeds of Production and shall not in any way diminish the absolute and unconditional right of Lender to receive the Rents, Production and all Proceeds of Production and other cash proceeds, if any, not theretofore expended by or distributed to Trustor.  Any Production in the custody of Trustor shall constitute trust property for the benefit of Lender and all Rents and Proceeds of Production received by Trustor shall, when received, constitute trust funds in Trustor’s hands and shall be held by Trustor for the benefit of Lender.  Trustor hereby agrees that upon the occurrence of any Event of Default or which upon the giving (or receiving) of notice or lapse of time, or both, would constitute such an Event of Default, all cash, proceeds, instruments and other property, of whatever kind or character, received by Trustor on account of the Trust Property, whether received by Trustor in the exercise of its collection rights hereunder or otherwise, shall, in accordance with instructions then given by Lender, be remitted to Lender or deposited to an account designated by Lender, in the form received (properly assigned or endorsed to the order of Lender or for collection and in accordance with Lender’s instructions) not later than the first banking business day following the day of receipt, to be applied as provided in Section 3.2 hereof and, until so applied, may be held by Lender in a separate account on which Trustor may not draw.  Trustor agrees not to commingle any such property, following the receipt of any such demand from Lender or the occurrence of an Event of Default, with any of its other funds or property and agrees to hold the same upon an express trust for Lender until remitted to Lender.

3.2                               Application of Proceeds.  Lender shall apply all of the proceeds received pursuant to Section 3.1 hereof as provided in the Loan Documents, unless otherwise agreed to by Lender and Trustor.

3.3                               No Liability in Lender.  Lender is hereby absolved from all liability for failure to enforce collection of any Proceeds of Production and from all other responsibility in connection therewith, except the responsibility to account to Trustor for proceeds actually received.

3.4                               Indemnity.  Trustor shall indemnify Lender against all claims, actions, liabilities, judgments, costs, reasonable attorneys’ fees or other charges of every kind or nature (“Claims”) made against or incurred by Lender as a consequence of the assertion, either before or after the payment in full of the Obligations, that Lender received Production or Proceeds of Production pursuant to this Article 3 which were claimed by third persons.  Lender shall have the right to employ attorneys and to defend against any Claims, and unless furnished with reasonable indemnity, Lender shall have the right to pay or compromise and adjust all Claims.  Trustor shall indemnify and pay to Lender all such amounts as may be paid with respect thereto or as may be successfully adjudicated against Lender, and such amounts shall be a demand obligation owing by Trustor to Lender and shall bear interest at the Default Rate from the date incurred until paid, and shall constitute a part of the Obligations and be Indebtedness secured and evidenced by this Deed of Trust.  The liabilities of Trustor as set forth in this Section 3.4 shall survive the payment or satisfaction of the Obligations and the release, reconveyance, foreclosure or other termination of this Deed of Trust.

3.5                               Rights of Lender.  Subject to the provisions of the Loan Documents, Lender shall have the immediate and continuing right to demand, collect, receive and receipt for all Rents and Proceeds of Production and other payments assigned hereunder, and Lender is hereby appointed agent and attorney-in-fact of Trustor for the purpose of executing any release, receipt, division order, transfer order, relinquishment or other instrument that Lender deems necessary in order for Lender to collect and receive such payments.  In addition, Trustor agrees that, upon the request of Lender, it will promptly execute and deliver to Lender such transfer orders, payment orders, division orders and other instruments as Lender may deem necessary, convenient or appropriate in connection with the payment and delivery directly to Lender of all Proceeds of Production and other payments assigned hereunder.  Trustor hereby authorizes and directs that, upon the request of Lender, all purchasers, transporters and other parties now or hereafter purchasing any of the Minerals or any other interest of Trustor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Trust Property or to any of the estates, property, rights or other interests included in the Trust Property, or any part thereof, or now or hereafter having in their possession or control any production from or allocated to the Trust Property or any other interest of Trustor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Trust Property, or any part thereof, or the proceeds therefrom, or now or hereafter otherwise owing monies to Trustor under contracts and agreements herein assigned, shall, until Lender directs otherwise, pay and deliver such proceeds, production or amounts directly to Lender at Lender’s address set forth in the introduction to this Deed of Trust, or in such other manner as Lender may direct such parties in writing, and this authorization shall continue until the assignment of Rents, Production and Proceeds of Production and other payments contained herein is released and reassigned.  Trustor agrees that all division orders, transfer orders, receipts and other instruments that Lender may from time to time execute and deliver for the purpose of collecting and receipting for such Rents and Proceeds of Production or other payments may be relied upon in all respects, and that the same shall be binding upon Trustor and its successors and assigns.  No payor making payments to Lender at its request under this assignment or other payments to Lender shall have any responsibility to see to the application of any of such funds, and any party paying or delivering Rents and Proceeds of Production or other amounts to Lender under such assignments shall be released thereby from any and all liability to Trustor to the full extent and amount of all payments so delivered.  Trustor agrees to indemnify and hold harmless any and all parties making payments to Lender, at the request of the Lender under this assignment against any and all liabilities, actions, claims, judgments, costs, charges and attorneys’ fees and legal expenses resulting from the delivery of such payments to Lender.  Should Lender bring suit against any third party for collection of any amounts or sums included within this assignment (and Lender shall have the right to bring any such suit), it may sue either in its own name or in the name of Trustor, or both.

3.6                               Designation of New Purchaser(s).  Should any purchaser taking any Production from the Trust Property or any other interest of Trustor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Trust Property, or any part thereof, fail to make any payment promptly to Lender, in accordance with this assignment, then Lender, to the fullest extent permissible under applicable law, shall have the right to designate another purchaser with whom a new transaction may be made, without any liability on the part of Lender in making such designation; and failure of Trustor to consent to and promptly effect such change of purchaser shall constitute an Event of Default under Article 5 below.

3.7                               No Delegation or Assumption.  Nothing in this Deed of Trust shall be deemed or construed to create a delegation to or assumption by Lender, of the duties and obligations of Trustor under any agreement or contract relating to the Trust Property or any portion thereof, and all of the parties to any such contract shall continue to look to Trustor for performance of all covenants and other obligations and the satisfaction of all representations, warranties, covenants, indemnities and other agreements of Trustor thereunder, notwithstanding the assignment of production and proceeds contained herein or the exercise by Lender, prior to foreclosure, of any of its rights hereunder or under applicable law.

3.8                               Cumulative.  This assignment of Rents, Production and Proceeds of Production shall not be construed to limit in any way the other rights and remedies of Lender hereunder, including without limitation, its right to accelerate the indebtedness evidenced by the Obligations upon an Event of Default and the other rights and remedies herein conferred, conferred in the other documents and instruments evidencing, securing or relating to the Obligations, or conferred by operation of law.

ARTICLE 4

CHANGE IN OWNERSHIP OR OTHER TRANSFERS

Subject to the Permitted Liens, Lender may, at Lender’s option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale, assignment or transfer, without Lender’s prior written consent (which may be withheld or conditioned in Lender’s sole and absolute discretion), of all or any part of the Trust Property or any interest in the Trust Property.

A “sale, assignment or transfer” means the conveyance of the Lands or any right, title or interest in the Lands; whether legal, beneficial or equitable; whether voluntary or involuntary (subject to Trustor’s right to contest any involuntary transfer); whether by outright sale, deed, installment sale contract, land contract, contract for deed, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Trust Property, or by any other method of conveyance of an interest in the Trust Property.

ARTICLE 5

DEFAULT

5.1                               Events of Default.  The occurrence of any one of the following shall be an event of default under this Deed of Trust (“Event of Default”):

5.1.1                     Default Under Note or Other Loan Documents.  An Event of Default occurs under the Note or any of the other Loan Documents (subject to any applicable notice, grace or cure period provided for therein);

5.1.2                     Mineral Leases.  Subject to the terms and conditions of the Collateral Assignment of Mineral Leases, the applicable Lessor declares a breach or default by Trustor as lessee under the Mineral Leases;

5.1.3                     Mineral Permits.  Subject to the terms and conditions of the Collateral Assignment of Mining Permits, any Mineral Permit has been terminated or revoked by the Arizona State Land Department;

5.1.4                     Nonperformance of Other Obligations.  Borrower or Trustor fails to fully and timely perform any Obligations (other than those addressed in another clause of this Section 5.1) and such failure is not cured within thirty (30) calendar days after notice (unless a shorter cure period or no cure period is specified);

5.1.5                     Transfer of the Trust Property.  Any sale, assignment or transfer occurs with respect to all or any part of the Trust Property or Lessee’s Interest, except as allowed in Article 4; and

5.1.6                     Other Events.  Any other Default or Event of Default occurs under any other agreement relating to the Indebtedness for which this Deed of Trust serves as security;

and an Event of Default under this Deed of Trust shall constitute an Event of Default under all of the other Loan Documents.  Nothing herein or in any other Loan Document shall operate or be construed to add on or make cumulative any cure or grace periods specified in any of the Loan Documents.

ARTICLE 6

REMEDIES

6.1                               Acceleration of Indebtedness Upon Default.  Upon the occurrence of an Event of Default, the whole Indebtedness secured hereby shall, at the option of Lender, and without notice, become immediately due and payable with reasonable attorneys’ fees, and thereupon, or at any time during the existence of any such default, Lender may proceed to foreclose this Deed of Trust as provided by law, anything hereinbefore or in any of the Loan Documents to the contrary notwithstanding and/or exercise any other right or remedy available to it under this Deed of Trust or the Note or any other document securing or evidencing the Indebtedness.

6.2                               Appointment of Receiver.  Upon the occurrence of an Event of Default, Lender shall have the right and shall be entitled to have a receiver appointed to take possession of all or any part of the Trust Property, to which Trustor hereby irrevocably consents, (any required hearing or notice of such appointment or proceeding being hereby expressly waived, including, without limitation any rights provided in A.R.S. §33-702(B) and §12-1242).  Lender shall be entitled to such appointment either before or after sale, without notice, without a hearing without regard to the solvency or insolvency of the Trustor at the time of application for such receiver, without the requirement of posting of any bond or security and without regard to the then value of the Trust Property or whether the same shall be then occupied as a homestead or not.  Lender hereunder or any holder of the Note may be appointed as such receiver, and Trustor hereby irrevocably waives any right it might have to notice of the appointment of a receiver, to a hearing or to the requirement of a bond or other security.  Trustor also hereby approves and waives the right to object to any receiver appointed by Lender.  Such receiver shall have (i) power to collect the Rents and Proceeds of Production during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, as well as during any further times when Trustor, except for the intervention of such receiver, would be entitled to collect such Rents and Proceeds of Production; and (ii) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Trust Property during the whole of said period.  The court from time to time may authorize the receiver to apply the net income in his hands in payment in whole or in part of:  (a) the Indebtedness secured hereby, or by any decree foreclosing this Deed of Trust, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale; and (b) after any such foreclosure sale, to the balance due of any amounts secured hereby or by such decree after application of any proceeds obtained by such foreclosure sale.

6.3                               Other Remedies.  Upon the occurrence of an Event of Default, Lender, at Lender’s option, may exercise any one or more of the following rights and remedies in addition to any other rights or remedies set forth in this Deed of Trust or otherwise provided by law:

6.3.1                     UCC Remedies.  With respect to all or any part of the personal property located upon or used in connection with the Trust Property (collectively, the “Personal Property”), Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

6.3.2                     Enforcement of Assignment of Rents, Production and Proceeds of Production.  Lender shall have the right, without notice to Trustor, to exercise any of the remedies provided above in Article 3 and apply the net proceeds, over and above Lender’s costs, against the Indebtedness.  In furtherance of this right, Lender may require any tenant or other user of the Trust Property to make payments of all Rents and other amounts payable pursuant to its sublease and all Proceeds of Production directly to Lender.  If such amounts are collected by Lender, then Trustor irrevocably designates Lender as Trustor’s attorney-in-fact to endorse instruments received in payment thereof in the name of Trustor and to negotiate the same and collection the proceeds.  Payments by tenants or other users to Lender in response to Lender’s demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed.  Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.  In addition, Lender may take any of the actions described in Article 3 of this Deed of Trust with or without taking possession of any portion of the Trust Property or taking any action with respect to such possession.

6.3.3                     Judicial Action.  At Lender’s election, Lender may bring an action in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific performance of any of the covenants or agreements of this Deed of Trust.

6.3.4                     Trustee’s Sale.

(a)                                 Lender may exercise its power of sale as provided by applicable Arizona statues, including but not limited to A.R.S. §§ 33-807 and 33-808.  Without limiting the foregoing, Lender may cause to be delivered and recorded any written notice of breach and non-performance and of election to cause all or any part of the Trust Property to be sold that is required by law; and after such time as may then be required, Trustee, without demand on Trustor, shall sell such Trust Property at the time and place fixed by Trustee in such notice of sale, either as a whole or in separate parcels and in such order as Lender may direct (Trustor waiving any right to direct the order of sale), at public auction to the highest bidder for cash in lawful money of the United States (or cash equivalents acceptable to Trustee to the extent permitted by applicable law), payable at the time of sale.  Trustee may postpone the sale of all or any part of the Trust Property by public announcement at the time fixed by the preceding postponement.  Trustee shall deliver to the purchaser at such sale its deed conveying the property so sold, but without any covenant or warranty, express or implied, and the recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof.  Any person, including Trustee or Lender, may purchase at such sale, and any bid by Lender may be, in whole or in part, in the form of cancellation of all or any part of the secured Indebtedness.

(b)                                 The sale by Trustee of less than the whole of the Trust Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sales under such power until the whole of the Trust Property shall be sold.  In the event any sale hereunder is not completed or is defective in the opinion of Lender, such sale shall not exhaust the power of sale hereunder and Lender shall have the right to cause a subsequent sale or sales to be made hereunder.  If the proceeds of any sale of less than the whole of the Trust Property shall be less than the aggregate of the secured Indebtedness and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Trust Property just as though no sale had been made; provided, however, that Trustor shall never have any right to require the sale of less than the whole of the Trust Property but Lender shall have the right, at its, sole election, to request Trustee to sell less than the whole of the Trust Property.

(c)                                  Trustee may, after any request or direction by Lender, sell not only the Real Property but also all other interests which are a part of the Trust Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Trust Property separately from the remainder of the Lessee’s Interest or other Trust Property.  It shall not be necessary for Trustee to have taken possession of any part of the Trust Property or to have it present or to exhibit it at any sale.

(d)                                 After each sale, Trustee shall receive the proceeds of said sale and apply the same as provided below in Section 6.3.5.  Payment of the purchase price to Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof.

(e)                                  Trustee or its successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, its successor or substitute.  If Trustee or its successor or substitute shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

6.3.5                     Proceeds of Foreclosure Sale.  The proceeds of any sale held by Trustee or Lender or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied in accordance with the requirements of applicable laws and to the extent consistent therewith, FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including all attorneys’ fees and legal expenses (including the market value of services provided by in-house counsel), advertising costs, auctioneer’s fees, costs of title rundowns, lien searches, trustee’s sale guaranties, foreclosure sale guaranties, litigation guaranties and/or other title policies and endorsements, inspection fees, appraisal costs, fees for professional services, environmental assessment and remediation fees, all court costs and charges of every character, and the maximum fee legally permitted, or a reasonable fee when the law provides no maximum limit, to Trustee if foreclosed by power of sale and to the payment of the other secured Indebtedness, including specifically without limitation the principal, accrued interest and attorneys’ fees due and unpaid on the Notes and the amounts due and unpaid and owed to Lender under this Deed of Trust, the order and manner of application to the items in this clause FIRST to be in Lender’s sole discretion; and SECOND, Lender may interplead the remainder in any court of competent jurisdiction, and the amount of any attorneys’ fees, court costs and expenses incurred in such action shall be a part of the Indebtedness and shall be reimbursable (without limitation) from such remainder.

6.3.6                     Deficiency Judgment.  If permitted by applicable law, Lender may obtain a judgment for any deficiency remaining in the Indebtedness due to Lender.

6.3.7                     Tenancy at Sufferance.  If Trustor remains in possession of the Trust Property after it is sold as provided above or Lender otherwise becomes entitled to possession of the Trust Property upon default of Trustor, Trustor shall become a tenant at sufferance of Lender or the purchaser of the Trust Property and shall, at Lender’s option, either: (i) pay a reasonable rental for the use of the Trust Property; or (ii) vacate the Trust Property immediately upon the demand of Lender.

6.3.8                     Maintenance of Trust Property During Foreclosure.  Upon and after the occurrence of an Event of Default, Trustor hereby authorizes and empowers Lender, its successors and assigns:  (a) to pay all Taxes, that may have been or that thereafter during the period of redemption from the sale under such foreclosure may be levied or assessed upon any portion of the Trust Property; (b) to keep the Trust Property insured and to pay the premiums therefor as required hereunder during the period of redemption (if any) from the sale under such foreclosure; (c) to keep the Trust Property in thorough repair as required hereunder during the period of redemption, if any, of the sale from such foreclosure; and (d) to enter the Improvements and Real Property and allow its representatives to enter the Improvements and upon the Land and perform an environmental and/or property condition assessment (including inspections and sampling) to assess the condition of the Trust Property and at Lender’s sole option, correct any conditions that Lender, in the exercise of its reasonable discretion deems necessary to comply with Environmental Laws and to keep the Trust Property in thorough repair; to enter upon the Land and Improvements or any part thereof, and to take possession of the Trust Property and all books and records relating thereto, and to exercise without interference from Trustor any and all rights which Trustor has with respect to the management, possession, operation, protection or preservation of the Trust Property.  Lender shall not be deemed to have taken possession of the Trust Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose.  All costs, expenses and liabilities of every character incurred by Lender in managing, operating, maintaining, protecting or preserving the Trust Property shall constitute a demand obligation of Trustor (which obligation Trustor hereby promises to pay) to Lender pursuant to this Deed of Trust.  In connection with any action taken by Lender pursuant to this Section 6.3.8, Lender shall not be liable for any loss sustained by Trustor resulting from any failure to lease the Trust Property or any part thereof, or from any act or omission of Lender in managing the Trust Property unless such loss is caused by the willful misconduct and bad faith of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty or liability of Trustor arising under any lease or other agreement relating to the Trust Property or arising under any Permitted Lien or otherwise arising.  Trustor assigns to Lender the right from time to time in the name of the owner of the Trust Property to file and prosecute an appeal or other protest of the valuation of the Trust Property or the taxes imposed upon the Trust Property.  Trustor hereby assents to, ratifies and confirms any and all actions of Lender with respect to the Trust Property taken under this Section 6.3.8.

6.3.9                     Discretion as to Security.  In exercising its rights and remedies, Lender shall be free to sell all or any part of the Trust Property together or separately, in one sale or by separate sales, and to execute and deliver to the purchasers of the Trust Property bills of sale and deeds of conveyance pursuant to law.  Lender may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Lender in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Deed of Trust.

6.3.10              Other Rights.  Lender may resort for the payment of the Obligations to any other security held by Lender in such order and manner as Lender, in its discretion, may elect.  Lender may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Deed of Trust.  The rights of Lender under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

6.3.11              Trustor’s Waivers.  To the full extent Trustor may do so, Trustor agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshaling or forbearance, and Trustor, for Trustor, Trustor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution and all rights to a marshaling of assets of Trustor, including the Trust Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created.  Trustor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right, of Lender under the terms of this Deed of Trust to a sale of the Trust Property for the collection of the secured Indebtedness without any prior or different resort for collection, or the right of Lender under the terms of this Deed of Trust to the payment of the secured Indebtedness out of the proceeds of sale of the Trust Property in preference to every other claimant whatsoever.  Without limiting the foregoing, to the maximum extent permitted by law, Trustor unconditionally and irrevocably waives any rights or benefits arising under A.R.S. §§ 12-1566, 12-1641 through and including 12-1644, 33-814, 33-725, 33-727 and 44-142 and Ariz. R. Civ. P. 17(f) or such statutes, rules or similar provisions as may be enacted or adopted hereafter.

6.4                               Reconveyances.

6.4.1                     Reconveyance From Deed of Trust.  When Borrower has paid the Indebtedness in full, all rights under this Deed of Trust shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the reconveyance hereof) and the Trust Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and the Trust Property shall be reconveyed by Lender in due form at Trustor’s cost.  The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”  Without limitation, all provisions herein for indemnity of Lender shall survive discharge of the secured Indebtedness and any foreclosure, reconveyance or termination of this Deed of Trust.

6.4.2                     Partial Reconveyance; No Reconveyance in Default.  Lender may, regardless of consideration, cause the reconveyance of any part of the Trust Property from the lien of this Deed of Trust without in any manner affecting or impairing the lien or priority of this Deed of Trust as to the remainder of the Trust Property.  No partial reconveyance shall be sought, requested or required if any Event of Default has occurred which has not been cured.

6.4.3                     Reconveyance Fee.  Trustor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees when the law provides no maximum limit, for Trustee’s rendering of services in connection with each partial or complete reconveyance of the Trust Property from the lien of this Deed of Trust.

ARTICLE 7

SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING

This Deed of Trust is, pursuant to the Uniform Commercial Code in effect in the State of Arizona, a security agreement and financing statement with respect to that portion of the Trust Property constituting personal property and a fixture filing with respect to all fixtures included within the Trust Property.  To the extent required by A.R.S. § 47-9502.B and C, it is hereby recited that because a portion of the Trust Property may constitute fixtures, this Deed of Trust is to be recorded in the office where a mortgage would be recorded, which is the office of the County Recorder of Apache County, Arizona.  Trustor hereby authorizes Lender to execute and file continuation statements without the signature of Trustor if Lender shall determine that such are necessary or advisable in order to perfect Lender’s security interest in such fixtures and personal property and hereby authorizes Lender to execute financing statements to further evidence and secure Lender’s interest in such fixtures and personal property and shall pay to Lender on demand any expenses incurred by Lender in connection with the preparation, execution and filing of such statements and any continuation statements that may be filed by Lender.  Upon the occurrence of any Event of Default, Lender may, at its option, sell or otherwise dispose of such fixtures and personal property by public or private proceedings, separate from or together with the sale of the Trust Property, in accordance with the provisions of the Arizona Uniform Commercial Code, and Lender may with respect to such fixtures and personal property, exercise any other rights or remedies of a secured party under the Arizona Uniform Commercial Code.  Lender shall give Trustor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made.  Unless such fixtures and personal property are perishable or threaten to decline speedily in value or are of a type customarily sold on a recognized market, reasonable notice shall mean notice given at least ten (10) days before the time of the sale or other disposition.  Upon occurrence of any Event of Default, Lender reserves the option, pursuant to the appropriate provisions of the Arizona Uniform Commercial Code to proceed with respect to such fixtures and personal property as part of the Trust Property in accordance with its rights and remedies with respect to the Trust Property, in which event the default provisions of the Arizona Uniform Commercial Code shall not apply.  At Lender’s election, any sale of the Personal Property may be made in conjunction with, or independent of, any sale of other Trust Property.

ARTICLE 8

MISCELLANEOUS

8.1                               Limitation on Interest.  Trustor agrees that the effective rate of interest under the Note is equal to the rate provided for in the Note together with all other payments of, or in the nature of, interest to be made to Lender under the Loan Documents.  If under any circumstances whatsoever, interest hereunder would otherwise be payable at a rate in excess of that permitted under applicable law, then, the interest payable shall be reduced to the maximum amount permitted under applicable law, and if under any circumstance the Lender shall ever receive anything of value deemed interest by applicable law which would exceed interest at the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing under the Loan Documents and any other Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal under the Loan Documents or any other Obligations, such excess shall be refunded.  In the event and only in the event that the applicable law as to the enforcement of this Deed of Trust or any other Loan Documents is held to be the law of the State of Arizona, all loan origination, standby, commitment and other fees, including attorneys’ fees and any commissions or fees paid or to be paid to brokers, prepayment premiums, additional interest, charges, points, goods, things in action or any other sums or things of value, including any compensating balance requirements or other contractual obligations (collectively referred to as the “Additional Sums”) paid or payable by Borrower, whether pursuant to the Loan Documents or otherwise with respect to the indebtedness secured hereby, or with respect to this Deed of Trust or any other Loan Documents, that under the laws of the State of Arizona may be deemed to be interest with respect to the indebtedness secured hereby shall, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the indebtedness secured hereby, be payable by Borrower as, and shall be deemed to be, additional interest for such purposes only, and Trustor agrees that the contracted for rate of interest shall be the sum of the interest rate set forth in the Loan Documents or any applicable default rate, as applicable, plus the interest rate resulting from the Additional Sums being considered interest.

8.2                               Attorneys’ Fees.  If Lender institutes any suit or action to enforce any of the terms of this Deed of Trust, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and upon any appeal.  Whether or not any court action is involved, all reasonable expenses Lender incurs that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the applicable interest rate on the Note from the date of the expenditure until repaid.  Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law.  Trustor also will pay any court costs, in addition to all other sums provided by law.

8.3                               Powers of Attorney.  Every power of attorney given in this Deed of Trust is a power coupled with an interest.  In no event shall Lender or the Trustee be obligated to exercise any of the rights and powers for which Trustor has granted Lender and/or the Trustee a power of attorney.  For purposes of A.R.S. § 14-5501.E, Trustor acknowledges that each power of attorney given in this Deed of Trust forms a part of this Deed of Trust, that it is security for money and the performance of valuable acts, and that each of Lender and/or the Trustee may exercise the power of attorney for its own benefit and need not exercise it for Trustor’s best interest.  Every power of attorney shall be irrevocable and unaffected by the disability of the Trustor so long as any part of the Obligations remain unpaid or unperformed.  Trustor hereby separately initials this provision pursuant to A.R.S. §14-5506.B.  Such power of attorney and proxy is coupled with an interest, shall survive the dissolution, termination, reorganization or other incapacity of Trustor and shall be irrevocable

8.4                               No Waiver.  Lender shall not be deemed to have waived any rights under this Deed of Trust unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Deed of Trust shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Deed of Trust.  No prior waiver by Lender, nor any course of dealing between Lender and Trustor, shall constitute a waiver of any of Lender’s rights or of any of Trustor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.  The failure of Lender to exercise its option for acceleration of maturity and/or foreclosure following an Event of Default or to exercise any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force.  Acceleration of maturity once claimed hereunder by Lender may, at the option of Lender, be rescinded by written acknowledgment to that effect by Lender, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, nor extend or affect the grace period, if any.

8.5                               Cumulative Rights and Remedies.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Trustor under this Deed of Trust, after Trustor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.  Nothing under this Deed of Trust or otherwise shall be construed so as to limit or restrict the rights and remedies available to Lender following an Event of Default or in any way to limit or restrict the rights and ability of Lender to proceed directly against Trustor and/or against any other co-maker, guarantor, surety or endorser and/or to proceed against any other collateral directly or indirectly securing the Indebtedness.

8.6                               Survival of Representations and Warranties.  All representations, warranties, and agreements made by Trustor in this Deed of Trust shall survive the execution and delivery of this Deed of Trust, shall be continuing in nature, and shall remain in full force and effect until such time as the Indebtedness shall be paid in full.

8.7                               No Effect on Liability.  In the event Lender: (a) releases any part of the security described herein or any person liable for any of the Indebtedness; (b) grants one or more renewals, modifications or extensions of the Note for any period or periods of time; (c) takes other or additional security for the payment thereof; or (d) waives or fails to exercise any right granted herein or in the Note, said act or omission shall not release the Trustor, subsequent purchasers of the Trust Property or any part thereof, or makers, guarantors or sureties of this Deed of Trust or of the Note, under any covenant of this Deed of Trust or of the Note or Loan Documents, nor preclude Lender from exercising any rights, powers or privileges herein granted or intended to be granted in the event of any default then made or any subsequent default.

8.8                               No Merger.  There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Trust Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

8.9                               Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.9 :

Trustor:	American West Potash, LLC
c/o Prospect Global Resources, Inc.
1621 18th Street
Suite 260
Denver, CO 80202
Attn.: Mr. Pat Avery

With a copy to:	Eisner, Kahan & Gorry, P.C.
9601 Wilshire Boulevard, Suite 700
Beverly Hills, CA 90210
Facsimile: 310-855-3201
E-mail: meisner@eisnerlaw.com
Attention: Mr. Michael Eisner

Lender:	The Karlsson Group, Inc.
18 Ozone Avenue
Venice, CA 90291
Attn. Mr. Anders Karlsson

With a copy to:	Law Offices of Richard C. Weisberg
33 Derwen Road
Bala Cynwyd, PA 19004
Facsimile: 215-689-1504
E-mail: weisberg@weisberg-law.com
Attention: Mr. Richard Weisberg

8.10                        Governing Law.  This Deed of Trust will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Arizona without regard to its conflicts of law provisions.  This Deed of Trust has been accepted by Lender in the State of Arizona.

8.11                        Covenants Run With the Land.  All the covenants hereof shall run with the land.

8.12                        Time Is of the Essence.  Time is of the essence in the performance of this Deed of Trust specifically including, but not limited to, all of Trustor’s obligations to pay the Indebtedness and other monetary sums hereunder and pursuant to the Note.

8.13                        Successors and Assigns.  Subject to any limitations stated in this Deed of Trust on transfer of Trustor’s interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors, assigns, heirs, administrators and executors.  If ownership of the Trust Property becomes vested in a person other than Trustor, Lender, without notice to Trustor, may deal with Trustor’s successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Trustor from the obligations of this Deed of Trust or liability for the Indebtedness.

8.14                        Captions.  The captions of various Articles and Sections of this Deed of Trust are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions thereof.

8.15                        Amendments.  This Deed of Trust, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth herein.  No alteration or amendment shall be effective unless given in writing and signed by the party or parties sought to be charged or bound thereby.

8.16                        Further Assurances — Recording and Filing.  At any time, and from time to time, upon request of Lender, Trustor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender’s designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurances, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve: (a) Trustor’s obligations under the Note, this Deed of Trust, and the Loan Documents; and (b) the liens and security interests created by this Deed of Trust as first and prior liens on the Trust Property, whether now owned or hereafter acquired by Trustor.  Unless prohibited by law or Lender agrees to the contrary in writing, Trustor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this Section.  If Trustor fails to do any of the things referred to in this Section, Lender may do so for and in the name of Trustor and at Trustor’s expense.  For such purposes, Trustor hereby irrevocably appoints Lender as Trustor’s attorney-in-fact for the purposes of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender’s sole opinion, to accomplish the matters referred to in this Section.

8.17                        Lender’s Lien for Service Charges and Expenses.  At all times, regardless of whether any Loan proceeds have been disbursed, this Deed of Trust secures (in addition to any Loan proceeds disbursed from time to time) the payment of any and all Loan commissions, service charges, liquidated damages, expenses, and advances due to or incurred by the Lender in connection with the Loan to be secured hereby.

8.18                        Severability.  If a court of competent jurisdiction finds any provision of this Deed of Trust to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid or unenforceable as to any other circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Deed of Trust.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Deed of Trust shall not affect the legality, validity or enforceability of any other provision of this Deed of Trust.

8.19                        Business Purposes.  Trustor covenants and agrees that the Indebtedness secured by this Deed of Trust, and the proceeds of such Indebtedness, are for business purposes only.

8.20                        Trustor’s Receipt.  Trustor hereby acknowledges receipt of a true and correct copy of this instrument.

[SIGNATURE NEXT PAGE FOLLOWING]

IN WITNESS WHEREOF, Trustor has executed this instrument as of the date first written on page 1 hereof.

TRUSTOR

American West Potash, LLC, a Delaware limited liability company

By:	/s/ Wayne Rich
Name:	Wayne Rich
Title:	Manager

STATE OF CALIFORNIA	)
) SS
COUNTY OF LOS ANGELES	)

On July       , 2012 before me,                                                       , personally appeared                                                  personally known to me (or proved to me on the basis of satisfactory evidence) to the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT A

(Legal Description)

PART I (Mineral Interests)

PARCEL NO. 1

ALL OIL, GAS AND MINERALS RIGHTS LOCATED IN SECTIONS 27, 29, 31, 33 AND 35, TOWNSHIP 17 NORTH, RANGE 25 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, APACHE COUNTY, ARIZONA DESCRIBED AS FOLLOWS:

AN UNDIVIDED 2/3 INTEREST IN AND TO ALL OF THE OIL, GAS AND MINERAL RIGHTS, AS GRANTED TO THEO SPURLOCK AND W. H. SPURLOCK, BY ASSIGNMENT RECORDED IN BOOK 6, OF MISCELLANEOUS RECORDS, PAGES 189-190, RECORDS OF APACHE COUNTY, ARIZONA; AND

BALANCE OF OIL, GAS AND MINERAL RIGHTS NOT HERETOFORE RESERVED AS RESERVED BY ARZA L. GREER AND ANNE S. GREER, HIS WIFE, IN DEEDS TO PHOENIX TITLE AND TRUST COMPANY, AS TRUSTEE, RECORDED NOVEMBER 2, 1959 IN BOOK 34 OF OFFICIAL RECORDS, PAGES 525-527 (AFFECTS SECTIONS 27, 29, 31 AND 33) AND RECORDED NOVEMBER 20, 1959 IN BOOK 35 OF OFFICIAL RECORDS, PAGE 106 (AFFECTS SECTION 35), RECORDS OF APACHE COUNTY, ARIZONA, AND THEREAFTER MINERAL RIGHTS WERE CONVEYED IN DOCKET 437, PAGES 408, 411 AND 413, RECORDS OF APACHE COUNTY, ARIZONA;

EXCEPT FOR PETRIFIED WOOD, ARTIFACTS AND FOSSILS IN ANY AND ALL PRIVATE MINERAL SECTIONS AS ASSIGNED IN DOCUMENT NO. 2010-007258.

PARCEL NO. 2

ALL MINERALS NOT PREVIOUSLY CONVEYED OR RESERVED INCLUDING BUT NOT LIMITED TO COAL, URANIUM, THORIUM OR ANY OTHER MATERIAL WHICH ARE OR MAY BE DETERMINED TO BE PECULIARLY ESSENTIAL TO THE PRODUCTION OF FISSIONAL MATERIALS, WHETHER OR NOT OF COMMERCIAL VALUE, LOCATED IN SECTIONS 30 AND 34, TOWNSHIP 17 NORTH, RANGE 25 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, APACHE COUNTY, ARIZONA AS SET FORTH IN DOCKET 68, PAGE 144;

EXCEPTING AND RESERVING UNTO THE UNITED STATES ALL OF THE OIL AND GAS IN SAID LANDS, TOGETHER WITH THE RIGHT TO PROSPECT FOR, MINE AND REMOVE THE SAME PURSUANT TO THE PROVISIONS AND LIMITATIONS OF THE ACT OF JULY 17, 1914 (38 STAT. 509), AS SET FORTH IN THE PATENT TO SAID LAND, RECORDED AS DOCKET 29, PAGE 9 AND IN DOCKET 29, PAGE 11, RECORDS OF APACHE COUNTY, ARIZONA;

AND EXCEPT FOR PETRIFIED WOOD, ARTIFACTS AND FOSSILS IN ANY AND ALL PRIVATE MINERAL SECTIONS AS ASSIGNED IN DOCUMENT NO. 2010-007258.

PARCEL NO. 3

ALL MINERAL AND MINERAL RIGHTS IN, ON OR UNDER SAID LAND INCLUDING BUT NOT LIMITED TO COAL, URANIUM, THORIUM, HELIUM OR ANY OTHER MATERIALS WHICH ARE OR MAY BE DETERMINED TO BE ESSENTIAL IN THE PRODUCTION OF FISSIONABLE MATERIALS LOCATED IN SECTION 25, TOWNSHIP 17 NORTH, RANGE 25 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, APACHE COUNTY, ARIZONA, AS RESERVED IN DOCKET 143, PAGE 510 AND THEREAFTER MINERAL RIGHTS WERE CONVEYED IN DOCKET 437, PAGES 408, 411 AND 413, RECORDS OF APACHE COUNTY, ARIZONA;

EXCEPT ALL THE OIL, GAS IN SAID LAND AS RESERVED BY THE UNITED STATES IN THE RECORDED PATENT TO SAID LAND;

AND EXCEPT FOR PETRIFIED WOOD, ARTIFACTS AND FOSSILS IN ANY AND ALL PRIVATE MINERAL SECTIONS AS ASSIGNED IN DOCUMENT NO. 2010-007259.

PART II (Leasehold Estates)

Spurlock/Lucking Group Mineral Lease effective July 27, 2011 among American West Potash, LLC as Lessee, and James Marlin Gale, Evelyn W. Lucking, David Glen Spurlock, Ransom Theodore Spurlock, Robert H.W.W. Spurlock, Vincent Pride Spurlock, and Nancy Elizabeth Winn, as Lessors.  A Memorandum of Lease is recorded at Document 2011-005754 of the Apache County, Arizona records.  The lands affected by the Spurlock/Lucking Group Mineral Lease are:

Township 17 North, Range 25 East, G.S.R.M.

All of Sections 1, 3, 5, 7, 9, 11, 13, 15, 17, 19, 21, and 23

Township 17 North, Range 26 East, G.S.R.M.

All of Sections 1, 3, 5, 7, 9, 11, 13, 15, 17, 19, 21, 23

25, 27, 29, 31, 33, and 35

Township 18 North, Range 26 East, G.S.R.M.

All of Sections 1, 3, 9, 11, 13, 15, 21, 23, 25, 27; 31, 33, and 35;

Section 29: SE¼;

Section 34: SW¼NW¼

Township 19 North, Range 26 East, G.S.R.M.

All of Sections 13, 21, 23, 25, 27, 33, and 35

Township 20 North, Range 26 East, G.S.R.M.

Section 21: S½;

Section 22: S½;

Section 23: Portion lying south of the Atchison, Topeka, & Santa Fe Railroad;

Section 27: Portion lying north of the Atchison, Topeka, & Santa Fe Railroad;

Section 28: NE¼, E½NW¼, NE¼SW¼;

Section 29: Portion lying south of Interstate 40;

All of Section 31;

Section 33: Portion lying north and west of the Rio Puerco

Hortenstine Group Mineral Lease effective July 27, 2011 among American West Potash, LLC as Lessee, and PAP & POP Family Ltd. and 3MKJ, LP, Texas Limited Partnerships, as Lessors.  A Memorandum of Lease is recorded at Document 2011-005753 of the Apache County, Arizona records.  The lands affected by the Hortenstine Group Mineral Lease are:

Township 18 North, Range 25 East, G.S.R.M.

All of Sections 1, 3, 5, 9, 11, 13, 15, 17, 21, 23, 25, 27, 29, 33 and 35

Township 19 North, Range 25 East, G.S.R.M.

All of Sections 13, 23, 25, 27, 33 and 35;

Sections 1, 11, 15 and 21: portions lying south and east of the thread of the stream of the Rio Puerco of the West and lying south of the southern limit of the right-of-way of the Atlantic and Pacific Railroad;

Section 12:  S½NW¼, W½SW¼

Township 18 North, Range 26 East, G.S.R.M.

All of Sections 5, 7, 17 and 19;

Section 29: N½, SW¼

Township 19 North, Range 26 East, G.S.R.M.

All of Sections 3, 5, 7, 9, 11, 15, 17, 19, 29 and 31

Township 20 North, Range 26 East, G.S.R.M.

All of Section 35;

Section 33: portion lying south and east of the thread of the stream of the Rio Puerco of the West and lying south of the southern limit of the right-of-way of the Atlantic and Pacific Railroad

PART III (Mineral Permits)

ASLD Mineral Exploration Permit No.	Lands Affected
08-113470	17N 25E 32	S2 NE E2NW SWNW
08-113908	17N 26E 34	All
08-113909	17N 26E 24	All
08-113910	17N 26E 26	All
08-114001	19N 26E 34	All
08-114002	19N 26E 28	All
08-114003	19N 26E 26	W2 SE S2NE NWNE
08-114004	19N 26E 24	N2 SE E2SW NWSW
08-114005	19N 26E 22	All
08-114006	19N 26E 14	All
08-114007	19N 26E 12	All
08-114008	19N 26E 10	All
08-114009	19N 26E 04	L1 TO 4 S2N2 S2
08-114010	19N 26E 02	L1 TO 4 S2N2 S2
08-114119	18N 26E 10	All
08-114124	18N 26E 22	All
08-114127	18N 26E 28	All
08-114128	18N 26E 36	All
08-114129	18N 26E 34	NE N2NW SENW S2
08-114130	17N 26E 04	Lots 1 thru 4 S2N2 S2
08-114132	18N 26E 02	Lots 1 thru 4 S2N2 E2SW SWSW SE
08-114077	17N 26E 30	Lots 1 thru 4 E2W2 E2
08-114078	17N 26E 20	All
08-114086	18N 26E 26	All
08-114155	17N 26E 18	Lots 1 thru 4 E2W2 E2
08-114164	18N 26E 24	All
08-114188	17N 26E 08	All
08-114198	18N 26E 14	All
08-114199	18N 26E 16	All
08-114206	17N 26E 06	Lots 1 thru 7 S2NE SENW E2SW SE
08-114208	17N 26E 16	All
08-114265	18N 27E 32	All
08-114274	18N 26E 32	All
08-114275	18N 25E 36	All
08-114502	16N 25E 02	Lots 1 thru 4 S2
08-115057	18N 27E 28	N2NW SWNW NWSW
08-115060	18N 27E 20	E2W2 E2
08-115061	18N 27E 22	N2 N2S2 SESE

PART IV (Related Agreements)

1.              A leasehold as created by that certain Surface Rights Lease dated September 20, 2010, executed by SK Land Holdings, LLC, a Nevada limited liability company, as Lessor, and The Karlsson Group Inc., an Arizona corporation, as Lessee and recorded on December 6, 2010 as Document No. 2010-006846, in the official records of Apache County, Arizona (the “Official Records”).

The Karlsson Group Inc.’s interest under said Lease was assigned to American West Potash, LLC, a Delaware limited liability company, by an instrument recorded on January 27, 2011, as Document No. 2011-000515 of Official Records.

2.              Access and Exploration License Agreement dated August 25, 2011 between Licensors, Jerry Winn and Nancy Winn, and Licensee, American West Potash, LLC.

3.              Agreement dated April 23, 2012 with HNZ Potash, LLC giving American West Potash, LLC a four percent (4%) royalty interest of the gross value of minerals produced and sold in following sections: 16N 24E Sec. 2; 16N 24E Sec. 14; 16N 25E Sec. 16; 16N 25E Sec. 32.  Memorandum of Agreement recorded on May 7, 2012, as Document No. 2012-002323 of Official Records.

4.              Potash Sharing Agreement between American West Potash, LLC and James Gale, Evelyn Lucking, David Spurlock, Ransom Spurlock, Robert Spurlock, Vincent Spurlock, Nancy Winn; Hortenstine Group: PAP & Pop Family Ltd and 3MKJ, LP.; and American General Life Insurance Co., dated July 27, 2011 to allow American West Potash, LLC authorizing mining of potash and providing for the sharing of royalties between the parties.  Memorandum of Potash Sharing Agreement recorded on November 7, 2011, as Document No. 2011-005755 of Official Records.

SCHEDULE 1

A: Royalty and Payment Obligations

1.              Mineral Lease between American West Potash, LLC, as Lessee and PAP & Pop Family Ltd and 3MKJ, LP, as Lessors, dated July 27, 2011 authorizing American West Potash, LLC to mine potash on the lands identified therein.  Memorandum of Mineral Lease recorded on November 7, 2011, as Document No. 2011-005753 of Official Records.

2.              Mineral Lease between American West Potash, LLC, as Lessee and James Gale, Evelyn Lucking, David Spurlock, Ransom Spurlock, Robert Spurlock, Vincent Spurlock, and Nancy Winn, as Lessors, dated July 27, 2011, authorizing American West Potash, LLC to mine potash on the lands identified therein.  Memorandum of Mineral Lease recorded on November 7, 2011, as Document No. 2011-005754 of Official Records.

3.              Potash Sharing Agreement between American West Potash, LLC and James Gale, Evelyn Lucking, David Spurlock, Ransom Spurlock, Robert Spurlock, Vincent Spurlock, Nancy Winn; Hortenstine Group: PAP & Pop Family Ltd and 3MKJ, LP.; and American General Life Insurance Co., dated July 27, 2011 to allow American West Potash, LLC to mine potash and providing for the sharing of royalties between the parties.  Memorandum of Potash Sharing Agreement recorded on November 7, 2011, as Document No. 2011-005755 of Official Records.

4.              Additional Consideration Agreement between American West Potash, LLC and The Karlsson Group, Inc. dated August 1, 2012 which grants The Karlsson Group Inc. an interest in American West Potash’s Gross Sales (as defined in the Agreement) and 25% of the royalty amounts received by American West Potash from Hunt NZ, LLC, as set forth more fully in the Additional Consideration Agreement.

5.              A leasehold as created by that certain Surface Rights Lease dated September 20, 2010, executed by SK Land Holdings, LLC, a Nevada limited liability company, as Lessor, and The Karlsson Group Inc., an Arizona corporation, as Lessee, recorded on December 6, 2010,  as Document No. 2010-006846 of Official Records.

The Karlsson Group Inc.’s interest under said Lease was assigned to American West Potash, LLC, a Delaware limited liability company, by an instrument recorded on January 27, 2011, as Document No. 2011-000515 of Official Records.

6.              Access and Exploration License Agreement dated August 25, 2011, between Licensors, Jerry Winn and Nancy Winn, and Licensee, American West Potash, LLC.

7.              Agreement dated April 23, 2012 with HNZ Potash, LLC giving American West Potash, LLC a four percent (4%) royalty interest of the gross value of minerals produced and sold in following sections: 16N 24E Sec. 2; 16N 24E Sec. 14; 16N 25E Sec. 16; 16N 25E Sec. 32.  Memorandum of Agreement recorded on May 7, 2012, as Document No. 2012-002323 of Official Records.

B: Title Exceptions Applicable to Part I (Fee Lands)

1.              Taxes or assessments of any taxing authority that levies taxes or assessments on real property.  Proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.

2.              Any rights, interests or claims, which are not shown by the public records but which could be ascertained by an inspection of the land or which may be asserted by persons in possession thereof.

3.              Easements, leases, including without limitation grazing leases, liens or encumbrances, or claims thereof, which are not shown by the public records.

4.              Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other matters which a correct survey would disclose and which are not shown by the public records.

5.              (a) Unpatented mining claims: (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b) or ( c) are shown in the public records.

6.              Any lien or right to a lien for services, labor or material not shown by the public records.

7.              Obligations imposed upon said land by its inclusion within any district formed pursuant to Title 48, Arizona Revised Statutes,

8.              AGREEMENT, according to the terms and conditions, contained therein:

Purpose                                                                                                     Mineral Leases

Dated                                                                                                               February 4, 1964

Recorded                                                                                            March 2, 1964

Docket                                                                                                         65

Page                                                                                                                      92 of Official Records

9.              Matters disclosed by a Record of Survey:

Recorded May 24, 2011, in Book 20 of Land Surveys, Page 135 of Official Records

(Affects Sections 31 and 32)

10.       Rights to mine, transport, sell or otherwise exploit all petrified wood, fossils and artifacts in favor of Arizona Rainbow Wood, LLC, as disclosed by a Surface Right Lease between SK Land Holdings, LLC, a Nevada limited liability company, as Lessor and Arizona Rainbow Wood, LLC, a Nevada limited liability company, as Lessee, effective September 20, 2010.

11.       Rights to mine, transport, sell or otherwise exploit all petrified wood, fossils and artifacts in favor of Arizona Rainbow Wood, LLC, as disclosed by an “Amended Assignment of

Rights to Petrified Wood & Artifacts” recorded on December 28, 2010, as Document No. 2010-007258 of Official Records.

12.       Rights to mine, transport, sell or otherwise exploit all petrified wood, fossils and artifacts in favor of Arizona Rainbow Wood, LLC, as disclosed by an “Amended Assignment of Rights to Petrified Wood & Artifacts” recorded on December 28, 2010, as Document No. 2010-007259 of Official Records.

13.       Claims, if any, of the heirs or devisees of Arza and Anne Greer to any portion of oil, gas or other minerals in sections 25, 30 and 34, Township 17 North, Range 25 East, G.S.R.M. as disclosed in United States Serial Patent No. 11483849 dated June 25, 1958 or the Joint Tenancy Deed dated January 5, 1955 and recorded at Book 11, page 435 of the Official Records of Apache County, Arizona.

14.       Claims, if any, of the heirs or devisees of Theo Spurlock and W.H. Spurlock to any portion of oil, gas, or other minerals in Sections 25, 27, 29, 31, 33 and 35, Township 17 North, Range 25 East, G.S.R.M. as disclosed in the Assignment dated October 2, 1939 and recorded at Book 6, page 189 of the official Records of Apache County, Arizona.

15.       Rights of the United States to oil, gas and related hydrocarbons in Sections 30 and 34, Township 17 North, Range 25 East, G.S.R.M. as disclosed in United States Serial Patent No. 11483849 dated June 25, 1958.

C: Title Exceptions Applicable to Part II (Leasehold Estates)

1.              Subject to all taxes, assessments, reservations in patents and all easements, rights-of-way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities, leases, licenses, permits, land-use regulations (whether private or imposed by a governmental entity), unpatented or patented mining claims, water rights and claims or title to water, and all matters which a survey or physical inspection of the property would disclose.

D: Title Exceptions Applicable to Part III (Exploration Permits)

1.              Subject to all taxes, assessments, reservations in patents and all easements, rights-of-way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities, leases, licenses, permits, land-use regulations (whether private or imposed by a governmental entity), unpatented or patented mining claims, water rights and claims or title to water, and all matters which a survey or physical inspection of the property would disclose.